UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

SLEEP NUMBER CORPORATION
(Name of Registrant as Specified In Its Charter)

STADIUM CAPITAL PARTNERS, L.P.

STADIUM SPECIAL OPPORTUNITY I, L.P.

STADIUM CAPITAL MANAGEMENT GP, L.P.

STADIUM CAPITAL MANAGEMENT, LLC

ALEXANDER M. SEAVER

KEVIN BAKER

PATRICK A. HOPF

JEFFREY T. JACKSON

JESSICA M. PRAGER

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Stadium Capital Partners, L.P., together with the other participants named herein (collectively, “Stadium Capital”), intend to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its highly-qualified director nominees at the 2025 annual meeting of shareholders of Sleep Number Corporation, a Minnesota corporation (the “Company”).

On December 12, 2024, Stadium Capital issued the following press release and public letter to the Company’s board of directors:

Stadium Capital Management Urges Sleep Number’s Board of Directors to Respect Shareholders’ Calls for Boardroom Changes

Calls on Long-Tenured Directors Stephen Gulis, Michael Harrison, Shelly Ibach, Brenda Lauderback and Barbara Matas to Respect the Will of Shareholders and Step Aside

Cites Support for Stadium Capital’s Recommended Path Forward from Shareholders Representing More than 45% of Sleep Number’s Outstanding Shares

Asserts that the Mere Prospect of Boardroom Upgrades Has Caused Sleep Number’s Shares to Rise by More Than 63% Since Stadium Capital’s November 25th Letter

NEW CANAAN, Conn.--(BUSINESS WIRE)—Stadium Capital Management, LLC (together with certain of its affiliates, “Stadium Capital” or “we”) is the largest shareholder of Sleep Number Corporation (NASDAQ: SNBR) (“Sleep Number” or the “Company”), owning approximately 11.7% of the Company’s outstanding shares. Today, Stadium Capital issued the below letter to the Company’s Board of Directors (the “Board”).

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December 12, 2024

Members of the Board:

The legendary investor Benjamin Graham famously said, “In the short run, the market is a voting machine but in the long run, it is a weighing machine.” The voting machine has been unequivocal at Sleep Number – shareholders resoundingly support the changes we suggested in our public letter issued on November 25, 2024 (the “November 25th Letter”1). We are confident that with the prompt implementation of our suggestions, the weighing machine will reflect significantly more value creation at Sleep Number over time. However, without the right changes, or with changes that take too long to occur, we remain concerned that the Board will continue to destroy shareholder value.

Since we published the November 25th Letter, we have received feedback from shareholders representing more than 45% of the outstanding shares (which equates to a majority of votes cast at the Company’s recent annual meetings) in support of our recommended path forward. We also understand that many of these shareholders have expressed (or attempted to express) their views directly to the Board as well. With Sleep Number’s share price up over 63% since we published the November 25th Letter, and no intervening news from the Company, it is incumbent upon the members of the Board to stop burying their heads in the sand and recognize that shareholders are clamoring for the changes we are seeking.

1 https://www.businesswire.com/news/home/20241125024731/en/Stadium-Capital-Management-Issues-Letter-to-Sleep-Number-Shareholders-Regarding-the-Need-for-a-Reconstituted-Board-and-Independent-CEO-Search

Consider the Company’s staggering relative performance for relevant periods before and after the issuance of the November 25th Letter:2

	1-Year	3-Year	5-Year	Ibach Tenure	Post Letter
Sleep Number Corp	23%	-85%	-74%	-52%	63%
Tempur Sealy International	40%	29%	172%	430%	1%

Out (Under) Performance	-17%	-113%	-246%	-482%	62%

In our view, the market reaction clearly indicates that the long-tenured Company directors we identified for replacement in the November 25th Letter (Stephen Gulis, Michael Harrison, Shelly Ibach, Brenda Lauderback and Barbara Matas) lack credibility with investors. These directors have destroyed hundreds of millions of dollars of value during their tenures. In glaring contrast, the prospect of meaningful change at Sleep Number has now increased shareholder value by over 63%. Let that sink in: the prospect of these directors’ departure from the Board has increased the value of Sleep Number by more than $175 million. We cannot recall a more damning indictment by the market. Shielding yourselves with shareholder-unfriendly governance policies while, appallingly, spending investors’ money to defend your positions in the face of the catastrophic harm endured by Sleep Number’s owners and employees, not to mention overwhelming shareholder opposition, is unacceptable and, frankly, embarrassing. The Company’s performance under your leadership demonstrates that you are failed fiduciaries, and it is time to step aside. The owners whom you supposedly represent want change, now.

To be abundantly clear, we do not support the current CEO search process, especially given the influence of the Company’s failed, lame duck CEO. We firmly believe the process cannot continue under current leadership. Instead, we have a specific plan of action, with the right people to execute it, that we are prepared to implement immediately to stabilize Sleep Number’s business. It is inexplicable that the Board has not reached out to engage with us following the issuance of the November 25th Letter or our nomination of four exceptionally qualified director candidates3 on December 2, 2024.

In our view, it is past time for you to put the interests of the constituents you legally represent ahead of your own self-serving interests. In the interests of Sleep Number’s shareholders, employees and other key stakeholders, we implore you to step aside and respect the will of shareholders.

Sincerely,

The Stadium Capital Investment Team

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2 The 1-, 3-, 5-year and Ibach tenure performance periods are calculated as of market close on November 22, 2024, the immediately preceding trading day to the November 25th Letter, which was issued pre-market on November 25, 2024. The “Post Letter” period is calculated from market close on November 22, 2024 to market close on December 11, 2024, the trading day immediately preceding the issuance of this letter. Source of share price data is Capital IQ.

3 https://www.businesswire.com/news/home/20241202287994/en/Stadium-Capital-Management-Nominates-Four-Exceptionally-Qualified-Director-Candidates-to-Sleep-Number%E2%80%99s-Board-of-Directors

About Stadium Capital

Stadium Capital Management, LLC seeks to apply a patient, private equity approach to public market investing, anchored by deep fundamental research. Since our strategy inception in 1997, we have invested in a concentrated portfolio of smaller-cap, public companies across North America and Europe with a long-term investment horizon and a focus on high-quality businesses with durable free cash flow. We have almost three decades of deep investment experience through multiple full market cycles, working closely and collaboratively with our portfolio companies. For more information, visit www.StadiumCapital.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Stadium Capital Partners, L.P. (“SCP”), together with the other participants named herein (collectively, “Stadium Capital”), intend to file a preliminary proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Stadium Capital’s slate of highly-qualified director nominees at the 2025 annual meeting of shareholders of Sleep Number Corporation, a Minnesota corporation (the “Company”).

STADIUM CAPITAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the anticipated proxy solicitation are expected to be SCP, Stadium Special Opportunity I, L.P. (“SSO”), Stadium Capital Management GP, L.P. (“SCMGP”), Stadium Capital Management, LLC (“SCM”), Alexander M. Seaver, Kevin Baker, Patrick A. Hopf, Jeffrey T. Jackson and Jessica M. Prager.

As of the date hereof, SCP directly beneficially owns 2,215,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company. As of the date hereof, SSO directly beneficially owns 401,459 shares of Common Stock. SCMGP, as the general partner of SCP and SSO, may be deemed to beneficially own the 2,616,459 shares of Common Stock owned in the aggregate by SCP and SSO. SCM, as the investment advisor to SCP and SSO and as the general partner of SCMGP, may be deemed to beneficially own the 2,616,459 shares of Common Stock owned in the aggregate by SCP and SSO. Mr. Seaver, as the manager of SCM, may be deemed to beneficially own the 2,616,459 shares of Common Stock owned in the aggregate by SCP and SSO. As of the date hereof, Mr. Hopf directly beneficially owns 51,500 shares of Common Stock, which includes 1,500 shares of Common Stock underlying certain call options that are currently exercisable. As of the date hereof, Messrs. Baker and Jackson and Ms. Prager do not beneficially own any shares of Common Stock.

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Contacts

Longacre Square Partners

Charlotte Kiaie / Bela Kirpalani, 646-386-0091

ckiaie@longacresquare.com / bkirpalani@longacresquare.com